Exhibit 10.5

THIS TERMINATION AGREEMENT (this “Agreement”) is made and entered into this 16th day of September, 2013

AMONG:

(1)	SOGOU INC., a limited liability company organized and existing under the laws of the Cayman Islands with its registered office at Floor 4, P.O. Box 2804, George Town, Grand Cayman KYI-1112, Cayman Islands, Cayman Islands (the “Company”);

(2)	CHINA WEB SEARCH (HK) LIMITED, a company limited by shares organized and existing under the laws of Hong Kong with its registered office at Suite 801, Winsome House, 73 Wyndham Street, Central, Hong Kong (“China Web Search”);

(3)	PHOTON GROUP LIMITED, a company incorporated under the laws of the British Virgin Islands (“Photon”); and

(4)	SOHU.COM (SEARCH) LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands with its registered office at Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands (“Sohu Search”).

The Company, China Web Search, Photon and Sohu Search are hereinafter collectively referred to as the “Parties” or individually as the “Party”.

RECITALS:

(A)	The Parties are parties to that certain Amended and Restated Investors’ Rights Agreement dated June 29, 2012 (as amended to date, the “Investors’ Rights Agreement”).

(B)	The Parties are parties to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated June 29, 2012 (as amended to date, the “ROFR and Co-Sale Agreement”).

(C)	The Parties wish to terminate the Investors’ Rights Agreement and the ROFR and Co-Sale Agreement (collectively, the “Existing Agreements”) and to release each other from any and all obligations pursuant to, under or in respect of the Existing Agreements, all upon the terms and subject to the conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	TERMINATION OF THE EXISTING AGREEMENTS

1.1.	The Parties hereby agree that the Existing Agreements shall be irrevocably and unconditionally terminated and shall cease to have any further force or effect immediately upon the date hereof.

1.2.	Each Party (a) acknowledges and confirms that none of the Parties nor any of their respective affiliates, shareholders, directors, officers or employees has any outstanding rights, benefits, obligations or liabilities under, pursuant to or arising from either of the Existing Agreements and (b) irrevocably and unconditionally releases and forever discharges each of the other Parties, such other Party’s affiliates, shareholders, directors, officers and employees from any and all duties, obligations and liabilities under, pursuant to or arising from either of the Existing Agreements.

2.	MISCELLANEOUS

2.1.	Sections 3.12 (Confidentiality), 5.4 (Governing Law and Dispute Resolution), 5.5 (Counterparts), 5.7 (Notices), 5.8 (Entire Agreement; Amendments and Waivers), and 5.13 (Attorney’s Fees) of the Investors’ Rights Agreement shall be incorporated by reference, and shall apply mutatis mutandis to this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date and year first written above.

SOGOU INC.

By:
Name:
Title:

SOHU.COM (SEARCH) LIMITED

By:
Name:
Title:

CHINA WEB SEARCH (HK) LIMITED

By:
Name:
Title:

PHOTON GROUP LIMITED

By:
Name:
Title:

SIGNATURE PAGE TO TERMINATION AGREEMENT